UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2015
(Date of Report)

August 10, 2015
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

During Sotheby’s second quarter 2015 earnings call on August 7, 2015 and in its Form 10-Q for the quarterly period ended June 30, 2015, management made forward looking statements in which it provided its projection that Adjusted Operating Income* for the third quarter of 2015 will be similar to the third quarter of 2014. On the same earnings call and in the same Form 10-Q, management also disclosed a loss that was incurred in the second quarter of 2015 on a painting acquired by Sotheby’s earlier in the year and sold at auction during the period. This painting was acquired along with another painting that was sold at the same auction for an offsetting profit which will be recognized later in the year when payment is received and title passes to the buyer. In this Form 8-K, Sotheby’s is clarifying that this projection of Adjusted Operating Income* assumes that this sale will be recognized upon receipt of buyer payment in the third quarter of 2015. (See statement on Forward Looking Statements.)

* Adjusted Operating Income is a non-GAAP financial measure. Sotheby’s defines Adjusted Operating Income as operating income in accordance with generally accepted accounting principles in the United States of America, excluding CEO separation and transition costs, leadership transition severance costs, restructuring charges (net), and special charges.

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. Major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements include, but are not limited to, the factors listed under Part II, Item 1A, “Risk Factors,” of Sotheby’s most recently filed Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	August 10, 2015

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